UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): August 7, 2024

RESIDEO TECHNOLOGIES, INC.
(Exact name of registrant as specified in its charter)

Delaware	001-38635	82-5318796
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

16100 N. 71st Street, Suite 550 Scottsdale, Arizona	85254
(Address of principal executive offices)	(Zip Code)
Registrant’s telephone number, including area code: (480) 573-5340
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Securities registered pursuant to Section 12(b) of the Act:

Title of each class:	Trading Symbol:	Name of each exchange on which registered:
Common Stock, par value $0.001 per share	REZI	New York Stock Exchange
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 2.02.    Results of Operations and Financial Condition.

On August 8, 2024, Resideo Technologies, Inc. (the “Company”) issued a press release announcing its second quarter 2024 earnings, which is furnished herewith as Exhibit 99. The information furnished pursuant to this Item 2.02, including Exhibit 99, shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934 (the “Exchange Act”) or otherwise subject to the liabilities under that Section and shall not be deemed to be incorporated by reference into any filing of the Company under the Securities Act of 1933 or the Exchange Act.

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.
On August 7, 2024, the Board of Directors of the Company appointed Michael Carlet as the Company’s Executive Vice President, Chief Financial Officer, effective August 9, 2024.

Mr. Carlet, age 56, has served as the Chief Financial Officer of Snap One Holdings Corp. (“Snap One”), a provider of smart-living products, services, and software to professional integrators, since 2014, including through the acquisition of Snap One by the Company on June 14, 2024.

In connection with Mr. Carlet’s appointment as Chief Financial Officer, the Compensation and Human Capital Management Committee (the “Committee”) approved compensation for Mr. Carlet as follows: (i) annual base salary of $575,000, (ii) a target annual incentive opportunity of 100% of base salary (with a bonus for 2024 pro-rated based on the different bonus arrangements in effect for Mr. Carlet during the year) and (iii) commencing with the annual awards for 2025, annual long-term incentive awards with a grant date fair value at target of $2,000,000. The Committee also approved an initial equity award with a grant date fair value of $400,000, 50% of which will be issued in the form of restricted stock units that vest as to one-third of the units on each annual anniversary of the date of grant and 50% of which will be issued as performance stock units with the same terms and goals as the comparable awards granted to the Company’s other executive officers for 2024. Mr. Carlet is also eligible to participate in the executive-officer level severance benefits under the Company’s Severance Plan for Designated Officers and all other executive-level benefit and perquisite plans.

Mr. Carlet succeeds Anthony Trunzo, who was appointed to a new, non-executive officer position of Senior Vice President, Executive Advisor, in order to ensure a smooth CFO transition. Mr. Trunzo will serve in this transition role until March 2025 when his employment will terminate under circumstances entitling him to severance benefits as described below. In addition, to provide further focus and alignment to the Products & Solutions business segment, Dana Huth, who previously served as Executive Vice President, Chief Revenue Officer, was appointed to a new, non-executive officer position of Senior Vice President, Chief Revenue Officer, P&S, also effective August 9, 2024.

In connection with the changes in position for Mr. Trunzo and Mr. Huth, the Committee approved certain compensatory arrangements for their service in their new roles, which include maintaining their annual base salaries ($669,900 for Mr. Trunzo and $540,800 for Mr. Huth) and their target annual incentive compensation opportunities (100% for Mr. Trunzo and 80% for Mr. Huth). The Committee also approved extending Mr. Trunzo’s and Mr. Huth’s participation in the executive-level excess liability insurance and executive physical programs while in their new roles. Mr. Trunzo and Mr. Huth will be eligible for severance under the executive severance plan applicable to non-officer executives of the Company; however, in the event of a qualifying termination within the next year they will be eligible for enhanced severance of 18 months. Mr. Trunzo will no longer be eligible for annual long-term incentive compensation awards, and Mr. Huth’s target annual long-term incentive compensation will remain $1,500,000.

Item 9.01.    Financial Statements and Exhibits.

(d)Exhibits.

99	Resideo Technologies, Inc. Earnings Press Release dated August 8, 2024

104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

SIGNATURE
Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: August 8, 2024	RESIDEO TECHNOLOGIES, INC.

	By:	/s/ Jeannine J. Lane
	Name:	Jeannine J. Lane
	Title:	Executive Vice President, General Counsel and Corporate Secretary
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